                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 AUGUST 15, 1997

                           RAYTEL MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)


      DELAWARE                          0-2718                  94-2787342
(State or other jurisdiction of      (Commission             (I.R.S. Employer
incorporation or organization)       File Number)           Identification No.)


            2755 CAMPUS DRIVE, SUITE 200, SAN MATEO, CALIFORNIA 94403
               (Address of principal executive offices) (Zip Code)


                                 (650) 349-0800
              (Registrant's telephone number, including area code)



          (former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Business Acquired

Amend Item 7(a) Financial Statements of Business Acquired by deleting such item in its entirety and substituting the following:

                                                                           Page
                                                                           ----

Cardiovascular Ventures, Inc. ("CVI") - Report of Independent
 Public Accountants..........................................................1
Balance sheets as of June 30, 1996 and 1997..................................2
Statements of revenues and expenses for the years ended
 June 30, 1996 and 1997......................................................3
Statements of stockholders' equity for the years ended
   June 30, 1996 and 1997....................................................4
Statements of cash flows for the years ended June 30, 1996 and 1997 .........5
Notes to financial statements...............................................6-14

Although only one year of audited financial statements is required in this Form 8-K/A, two years have been included.


(b)   Pro Forma Financial Information

Amend Item 7(b) Pro Forma Financial Information by deleting such item in its entirety and substituting the following:

                                                                           Page
                                                                           ----

Introduction..................................................................15
Unaudited pro forma balance sheet as of June 30, 1997.........................16
Unaudited pro forma statement of operations for the year ended September 30,
    1996 (which includes results for the year ended
    June 30, 1996 for CVI)......................... ..........................17
Unaudited pro forma statement of operations for the nine months ended June 30, 1997.......................................................18
Unaudited notes to pro forma financial statements.............................19

INDEPENDENT AUDITORS' REPORT


Board of Directors,
Cardiovascular Ventures, Inc.:

We have audited the consolidated balance sheets of Cardiovascular Ventures, Inc. (the Company) and its subsidiaries and partnerships as of June 30, 1997 and 1996, and the related consolidated statements of revenues and expenses, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries and partnerships at June 30, 1997 and 1996, and the results of their operations, and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 10 to the consolidated financial statements, on August 15, 1997 all of the common and preferred stock of the Company was acquired by another company.

DELOITTE & TOUCHE LLP



New Orleans, Louisiana
September 19, 1997

CARDIOVASCULAR VENTURES, INC.
AND SUBSIDIARIES AND PARTNERSHIPS

CONSOLIDATED BALANCE SHEETS
JUNE 30, 1997 AND 1996
--------------------------------------------------------------------------------

ASSETS                                                     1997              1996

CURRENT ASSETS:
  Cash                                                 $  2,462,999      $  2,254,808
  Patients accounts receivable,
    net of allowance of
    $1,190,665 in 1997 and
    $821,186 in 1996                                      5,302,915         3,817,251
  Medical supply inventories                                412,692           283,208
  Notes receivable, current portion                          56,121              --
  Prepaid expenses and other current assets                 744,694           407,914
                                                       ------------      ------------

      Total current assets                                8,979,421         6,763,181

PROPERTY AND EQUIPMENT - net                             11,986,760         9,719,220

NOTES RECEIVABLE, long-term                                 112,243              --

GOODWILL - net                                            6,257,478         6,081,963

OTHER ASSETS                                                934,575           696,155
                                                       ------------      ------------
TOTAL                                                  $ 28,270,477      $ 23,260,519
                                                       ============      ============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                     $    853,948      $    538,588
  Accrued expenses                                        1,790,393         1,761,851
  Deferred income taxes                                        --              24,786
  Current maturities of long-term debt                    2,109,295         1,377,720
  Current maturities of capital lease obligations           298,037           348,883
  Income tax payable                                         42,125              --
                                                       ------------      ------------
      Total current liabilities                           5,093,798         4,051,828
                                                       ------------      ------------
LONG-TERM DEBT, less current maturities                  13,689,273        11,945,008

CAPITAL LEASE OBLIGATIONS, less current maturities        1,467,785         1,248,406

DEFERRED INCOME TAXES                                          --              38,630

MINORITY INTEREST                                         3,490,143         2,696,168

COMMITMENTS AND CONTINGENCIES                                  --                --

STOCKHOLDERS' EQUITY:
  Mandatory redeemable preferred stock                    7,597,540         7,597,540
  Common stock                                                  151               151
  Paid-in capital                                           445,538           444,778
  Accumulated deficit                                    (3,513,751)       (4,761,990)
                                                       ------------      ------------
      Total stockholders' equity                          4,529,478         3,280,479
                                                       ------------      ------------
TOTAL                                                  $ 28,270,477      $ 23,260,519
                                                       ============      ============


See notes to consolidated financial statements

CARDIOVASCULAR VENTURES, INC.
AND SUBSIDIARIES AND PARTNERSHIPS

CONSOLIDATED STATEMENTS OF REVENUES AND EXPENSES
YEARS ENDED JUNE 30, 1997 AND 1996
-------------------------------------------------------------------------------

                                                      1997              1996

REVENUES:
  Net patient service revenue                     $ 23,769,164    $ 15,108,298
  Other revenue                                        439,249         184,750
                                                  ------------    ------------
      Total revenues                                24,208,413      15,293,048

OPERATING EXPENSES:
  Salaries and related benefits                     10,713,855       5,986,747
  Professional care of patients                      2,701,065       1,980,653
  General and administrative                         4,088,424       2,796,963
  Provision for bad debts                              585,145         382,910
  Depreciation and amortization                      2,062,960       1,687,869
                                                  ------------    ------------
      Total operating expenses                      20,151,449      12,835,142
                                                  ------------    ------------
  Income from operations                             4,056,964       2,457,906
                                                  ------------    ------------

OTHER INCOME (EXPENSE):
  Development costs                                   (524,745)       (686,730)
  Interest income                                      168,965          84,297
  Interest expense                                  (1,782,024)     (1,332,379)
  Other income - net                                   120,243          69,228
                                                  ------------    ------------
      Total other - net                             (2,017,561)     (1,865,584)
                                                  ------------    ------------
INCOME BEFORE INCOME TAX BENEFIT
  AND MINORITY INTEREST IN NET INCOME
  OF CONSOLIDATED PARTNERSHIPS                       2,039,403         592,322

INCOME TAX BENEFIT                                      21,291            --
                                                  ------------    ------------
INCOME BEFORE MINORITY INTEREST IN
  NET INCOME OF CONSOLIDATED PARTNERSHIPS            2,060,694         592,322

MINORITY INTEREST IN NET INCOME OF
  CONSOLIDATED PARTNERSHIPS                           (812,455)       (654,127)
                                                  ------------    ------------
NET INCOME (LOSS)                                 $  1,248,239    $    (61,805)
                                                  ------------    ------------
NET INCOME (LOSS) PER COMMON SHARE:
  Primary and fully diluted                       $       0.83    $      (0.05)
                                                  ============    ============


See notes to consolidated financial statements.

CARDIOVASCULAR VENTURES, INC.
AND SUBSIDIARIES AND PARTNERSHIPS

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED JUNE 30, 1997 AND 1996
--------------------------------------------------------------------------------


                              MANDATORY
                             REDEEMABLE
                              PREFERRED          COMMON          PAID-IN       ACCUMULATED
                                STOCK            STOCK           CAPITAL         DEFICIT           TOTAL
                             -----------      -----------      -----------     -----------      -----------

BALANCE, JULY 1, 1995        $ 7,597,540      $       106      $   269,323     $(4,700,185)     $ 3,166,784

Issuance of common stock                               45          175,455                          175,500

Net loss                                                                           (61,805)         (61,805)
                             -----------      -----------      -----------     -----------      -----------
BALANCE, JUNE 30, 1996         7,597,540              151          444,778      (4,761,990)       3,280,479

Issuance of common stock                                               760                              760

Net income                                                                       1,248,239        1,248,239
                             -----------      -----------      -----------     -----------      -----------
BALANCE, JUNE 30, 1997       $ 7,597,540      $       151      $   445,538     $(3,513,751)     $ 4,529,478
                             ===========      ===========      ===========     ===========      ===========


See notes to consolidated financial statements.

CARDIOVASCULAR VENTURES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 1997 AND 1996
--------------------------------------------------------------------------------

                                                                             1997             1996
                                                                         -----------      -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                      $ 1,248,239      $   (61,805)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Depreciation and amortization                                        2,062,960        1,687,869
      Provision for bad debts                                                585,145          382,910
      Loss on disposition of property and equipment                           66,054             --
      Minority interest in net income of consolidated partnerships           812,455          654,127
      Changes in operating assets and liabilities, net of effect of acquisitions:
           Patients accounts receivable                                   (2,320,809)      (1,589,350)
           Medical supply inventories                                       (129,484)        (134,263)
           Notes receivable                                                 (168,364)            --
           Prepaid expenses and other current assets                        (336,780)        (144,396)
           Accounts payable                                                  315,360           20,985
           Accrued expenses                                                   28,542          151,526
           Income taxes payable                                               42,125             --
           Deferred income taxes                                             (63,416)            --
                                                                         -----------      -----------
           Net cash provided by operating activities                       2,142,027          967,603
                                                                         -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                     (4,074,791)        (393,475)
  Disposals of property and equipment                                        167,000             --
  Net cash paid in connection with acquisition                               (85,027)      (3,907,693)
  Cash paid in connection with preopening and organization costs            (567,671)            --
  Change in other assets                                                        --              5,004
                                                                         -----------      -----------
           Net cash used in investing activities                          (4,560,489)      (4,296,164)
                                                                         -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from the issuance of long-term debt                             4,064,103        5,712,225
  Issuance of capital lease obligations                                      515,012             --
  Principal payments on long-term debt                                    (1,588,263)      (1,312,467)
  Principal payments on capital lease obligations                           (346,479)        (420,266)
  Capital contributions from minority interest, net of distributions         (18,480)        (597,519)
  Issuance of common stock                                                       760             --
                                                                         -----------      -----------
           Net cash provided by financing activities                       2,626,653        3,381,973
                                                                         -----------      -----------
NET INCREASE  IN CASH                                                        208,191           53,412

CASH, BEGINNING OF YEAR                                                    2,254,808        2,201,396
                                                                         -----------      -----------
CASH, END OF YEAR                                                        $ 2,462,999      $ 2,254,808
                                                                         ===========      ===========
SUPPLEMENTAL DISCLOSURE:
  Interest paid                                                          $ 1,667,745      $   992,426
                                                                         ===========      ===========


See notes to consolidated financial statements.

CARDIOVASCULAR VENTURES, INC.
AND SUBSIDIARIES AND PARTNERSHIPS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1997 AND 1996
--------------------------------------------------------------------------------


1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The accounting policies of Cardiovascular Ventures, Inc. (the Company) and its majority owned or controlled subsidiaries and partnerships conform with generally accepted accounting principles. A summary of significant accounting policies follows:

      DESCRIPTION OF BUSINESS - The Company specializes in the development and management of freestanding cardiac catheterization facilities, as well as ownership and management of a professional physician association which operates a multi-specialty clinic. The Company's subsidiaries and partnerships are engaged in providing cardiac catheterization laboratory services and related nuclear medicine studies. Catheterization is the current method of diagnosing cardiac and vascular disease. Nuclear medicine studies are noninvasive procedures which are used to determine the need for cardiac catheterization.

      PRINCIPLES OF CONSOLIDATION - The consolidated financial statements of the Company include the accounts of the Company and its majority owned or controlled subsidiaries and partnerships. All significant intercompany accounts and transactions have been eliminated in the consolidation.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      MEDICAL SUPPLY INVENTORIES - Inventories, consisting mainly of medical supplies, are stated at the lower of cost or market, determined on the first-in, first-out method.

      PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation is provided using the straight-line method at rates sufficient to depreciate the cost of depreciable assets to operations over their estimated service lives.

      GOODWILL - Goodwill represents the excess of cost over fair value of the net assets of the Company's subsidiaries when acquired and is being amortized on a straight-line basis, over 40 years. These acquisitions have been accounted for using the purchase method of accounting. Goodwill totaled $6,257,478 and $6,081,963 at June 30, 1997 and 1996, net of
      accumulated amortization of $242,346 and $82,834.

      OTHER ASSETS - Other assets consist of preopening costs, organizational costs and deferred loan costs. Amounts are amortized on a straight-line basis over two years, five years and the life of the loan, respectively. Other assets totaled $934,575 and $696,155 at June 30, 1997 and 1996, net of accumulated amortization of $1,116,407 and $787,156.

      NET PATIENT SERVICE REVENUE - Net patient service revenues are reported at the estimated net realizable amounts due from patients, third-party payors and others for services rendered.

      DEVELOPMENT COSTS - Certain costs, net of development fees received, relating to soliciting physician initiated joint ventures for the development of freestanding cardiac catheterization facilities are expensed as incurred. The Company is presently negotiating agreements for several new facilities and currently anticipates developing additional facilities in the future.

      INCOME TAXES - The Company and its subsidiaries join in filing a consolidated federal income tax return and account for income taxes as described in Note 6.

      STATEMENTS OF CASH FLOWS - For purposes of the statements of cash flows, the Company considers all short-term, highly liquid investments with an original maturity of three months or less to be cash equivalents.

2.    BUSINESS ACQUISITION

      During the year ended June 30, 1996, the Company acquired all of the assets and liabilities of two companies from a shareholder and director, the Heart Institute of Port St. Lucie Inc. (HIPSL) and the remaining 49% of a majority owned subsidiary, Port St. Lucie Cardiovascular Center, Ltd.
      (PSL) for an initial cash payment of $4,485,403, a note payable of $3.3 million and the issuance of 450,000 shares of common stock.

      The purchase agreement also included an earnout provision for the period commencing November 1, 1995 and ending October 31, 1996. During 1997, an additional payment of $51,004 was made in connection with this earnout provision.

      The acquisitions have been accounted for by the purchase method. Accordingly, the costs of the acquisitions were allocated to the assets acquired and liabilities assumed based upon their respective fair values. The excess of cost over fair value of net assets acquired of approximately $6,200,000 is being amortized over 40 years. The consolidated statements of operations include operating results of the subsidiaries acquired since the respective dates of acquisitions.

      In connection with the acquisitions, assets were acquired and liabilities were assumed as follows:

Fair value of tangible and intangible assets, excluding cash     $ 12,168,146

Liabilities assumed                                                (4,784,953)

Notes payable issued                                               (3,300,000)

Market value of CVI common stock issued                              (175,500)
                                                                 ------------
Cash paid, net of cash acquired                                  $  3,907,693
                                                                 ============


      The allocation of the purchase price to the assets acquired and liabilities assumed was revised in the year ended June 30, 1997.

      The following unaudited pro forma summary combines the consolidated results of operations of the Company and those of the two acquired companies as if the acquisition had occurred at the beginning of 1996, after giving effect to certain adjustments, including the depreciation and amortization of the assets acquired based on their fair values, increased interest expense from financing with the acquisition, income tax effects, and the increase in common shares outstanding. This pro forma summary does not necessarily reflect the results of operations as they would have been if the Company and the acquired companies constituted a single entity during such periods and is not necessarily indicative of results which may be obtained in the future.


                                            PRO FORMA RESULTS
                                               (UNAUDITED)
                                            -----------------
                                                   1996

Net patient service revenue                   $ 20,511,965
Net income                                         116,350
Net income per share                                   .08


3.    PROPERTY AND EQUIPMENT

      Property and equipment at June 30, consist of the following:

                                       1997               1996

Medical equipment                  $ 11,612,605      $  9,159,215
Leasehold improvements                3,848,592         2,929,834
Office furniture and equipment        2,133,343         1,693,685
                                   ------------      ------------

                                     17,594,540        13,782,734

Less accumulated depreciation        (5,607,780)       (4,063,514)
                                   ------------      ------------

Property and equipment - net       $ 11,986,760      $  9,719,220
                                   ============      ============

4.    LONG-TERM DEBT

      Long-term debt at June 30 is summarized as follows:

                                                                1997              1996
Notes payable with interest ranging from 9% to 10.59%,
collateralized by equipment, payable in monthly
installments including interest, maturing at various
dates through 2002                                          $  5,520,399      $  3,670,344

Notes payable with interest ranging from 11.67% to
12.84%, collateralized by equipment and leasehold
improvements, payable in monthly installments including
interest, maturing at various dates through 2004               5,831,771         6,352,384

Notes payable ranging from 15.49% to 16.02%,
collateralized by equipment, payable in monthly
installments including interest, maturing at
various dates through 2003                                     1,096,398              --

Notes payable to financial institutions, due 2002
plus interest at 10%, payable quarterly                        3,350,000              --

Note payable to stockholder, due 2002 plus interest
at 10%, payable quarterly                                           --           3,300,000
                                                            ------------      ------------
                                                              15,798,568        13,322,728
Less principal payments due within one year                   (2,109,295)       (1,377,720)
                                                            ------------      ------------
                                                            $ 13,689,273      $ 11,945,008
                                                            ============      ============


YEAR ENDING JUNE 30,

1998                                       $  2,109,295
1999                                          2,336,422
2000                                          2,451,184
2001                                          2,159,569
2002                                          5,182,633
Thereafter                                    1,559,465
                                           ------------
                                           $ 15,798,568
                                           ============

5.    STOCKHOLDERS' EQUITY

      SERIES A PREFERRED STOCK

      The Company has authorized 2,000,000 shares of Series A preferred stock at $.0001 par value. The Company has 800,000 shares issued and outstanding. This series has one vote per share, a cumulative annual dividend of $.375 per share and a mandatory redemption price of $2.50 per share at any time on or after June 30, 1999. The Series A stock was recorded at fair value on the date of issuance. The Series A stock is convertible at the option of the holder at any time into shares of common stock of the Company at a price of $2.50 per share. The conversion price is subject to adjustments given the occurrence of certain events. Additionally, the Company may, upon the occurrence of certain events, compel the holders to convert the preferred stock to common stock at a price of $2.50 per share. Dividends on the Series A stock are cumulative and will be paid only in the event of liquidation but before any distribution to holders of common stock. Cumulative unpaid dividends on this series are $1,639,000 at June 30, 1997. In any proceeding for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of this series shall be entitled to receive $2.50 per share for each share together with all accrued and unpaid dividends.

      SERIES B PREFERRED STOCK

      The Company has authorized 2,000,000 shares of Series B preferred stock at $.0001 par value. The Company has 910,373 shares issued and outstanding. The Series B stock has one vote per share, a cumulative annual dividend rate of $.525 per share and a mandatory redemption price of $3.50 per share at any time on or after June 30, 1999. The Series B stock is convertible at the option of the holder at any time into shares of common stock of the Company at a price of $3.50 per share. The conversion price is subject to adjustments given the occurrence of certain events. Additionally, the Company may, upon the occurrence of certain events, compel the holders to convert the preferred stock to common stock at a price of $3.50 per share. Dividends on the Series B stock are cumulative and will be paid only in the event of liquidation but before any distribution to holders of common stock. Cumulative unpaid dividends on this series are $2,116,946 at June 30, 1997. In any proceeding for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of this series shall be entitled to receive $3.50 per share for each share together with all accrued and unpaid dividends.

      SERIES C PREFERRED STOCK

      The Company has authorized 2,000,000 shares of Series C preferred stock at $.0001 par value. The Company has 571,429 shares issued and outstanding. The Series C stock has one vote per share, a cumulative annual dividend rate of $.656 per share and a mandatory redemption price of $4.375 per share. The Series C stock is convertible at the option of the holder at any time into shares of common stock of the Company at a price of $4.375 per share. The conversion price is subject to adjustments given the occurrence of certain events. Additionally, the Company may, upon the occurrence of certain events, compel the holders to convert the preferred stock to common stock at a price of $4.375 per share. Dividends on the Series C stock are cumulative and will be paid only in the event of liquidation but before any distribution to holders of common stock and Series A and B preferred stock. Cumulative unpaid dividends on this series are $1,140,857 at June 30, 1997. In any proceeding for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of this series shall be entitled to receive $4.375 per share for each share together with all accrued and unpaid dividends.

      COMMON STOCK

      The authorized capital stock of the Company consists of 10,000,000 shares of $.0001 par value common stock of which 1,512,000 and 1,510,000 shares were issued and outstanding at June 30, 1997 and 1996, respectively.

      The Company has an incentive stock option plan that provides for the granting of incentive stock options to certain officers and key employees at exercise prices that vary from the estimated market value of the stock at the date of grant. Compensation resulting from stock options is measured at the grant date based on the difference between the exercise price and estimated market price of the common stock at the date of the grant.

      A summary of the changes in stock options is as follows:

                                             NO. OF SHARES             EXERCISE PRICE

Outstanding at July 1, 1995                      791,000                1.00 to 3.62

Granted                                          515,000                1.75 to 2.50
Expired                                         (159,000)               2.00 to 2.50
                                              ----------

Outstanding at June 30, 1995                   1,147,000                1.00 to 3.62

Granted                                          106,500                1.75 to 2.00
Expired                                              --
                                              ----------

Outstanding at June 30, 1996                   1,253,500                1.00 to 3.62

Granted                                          107,500                2.00 to 6.00
Expired                                           (2,000)                  2.00
                                              ----------

Outstanding at June 30, 1997                   1,359,000                1.00 to 6.00
                                              ==========


      The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plan. Accordingly, no compensation expense is recognized for its stock-based compensation plan other than for performance-based awards. As all stock options were subject to cancellation agreements as noted at Note 10, no disclosure of compensation cost for the Company's stock option plan based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" has been made.

6.    INCOME TAXES

      The Company accounts for income taxes under the liability method which, among other things, requires recognition of future tax benefits, measured by enacted tax rates, attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities, and net operating loss carryforwards to the extent that realization of such benefits is more likely than not.

      A reconciliation between the amount of reported income taxes and the amount computed by multiplying the income (loss) before income taxes by the statutory federal and state rates for the periods ended June 30, 1997 and 1996 is as follows:

                                                                  1997          1996

Income tax expense (benefit) at the statutory federal and
  state rates                                                   $ 502,634    $ (23,733)
Reductions in tax expense (benefit) resulting from changes in
  valuation allowance and other                                  (523,925)      23,733
                                                                ---------    ---------

    INCOME TAX BENEFIT                                          $ (21,291)   $    --
                                                                =========    =========




      The provision for income taxes differs from the amount computed by applying the federal income tax statutory rate on income before taxes primarily because of the reduction of the valuation allowance in 1997 due to the utilization of a portion of the prior years' net operating loss carryforwards, and due to the valuation allowance provided for 1997 and the income of the minority interest being related to a partnership which is therefore reported as income on the partner's individual income tax return.

      Deferred income taxes consist of future tax benefits attributable to:

            Assets (Liabilities)                         JUNE 30,
                                              ---------------------------
                                                   1997          1996

Net operating loss carryforwards               $ 1,716,608    $ 2,192,024
Other temporary differences                       (418,037)      (114,097)
                                               -----------    -----------
                                                 1,298,571      2,077,927
Less valuation allowance                        (1,298,571)    (2,141,343)
                                               -----------    -----------
Net Deferred Tax Liability                     $      --      $   (63,416)
                                               ===========    ===========


      Due to the Company's relatively short existence and no history of profitable operations prior to 1997, it is not possible to predict whether it is more likely than not that the deferred tax asset will be realized. Additionally, the Company's ability to utilize its net operating loss carryforwards to offset future income may be substantially limited due to ownership changes. Accordingly management has provided a valuation allowance for the deferred tax asset. The deferred tax liability consists of deferred state taxes for which no net operating loss carryforwards are available.

      As of June 30, 1997, the Company has net operating loss carryforwards of approximately $4,400,000 expiring between 2008 and 2011. As discussed above, the utilization of these carryforwards may be substantially limited due to ownership changes.

7.    INCOME (LOSS) PER COMMON SHARE

      Primary net income (loss) per common share is computed by dividing the net income (loss) available to common stockholders by the weighted average number of shares and share equivalents outstanding during the years. The preferred stock was determined not to be a common stock equivalent in the calculation of primary and fully diluted net loss per share.

      The adjusted weighted average shares outstanding used in the primary and fully diluted loss per common share calculation were 1,510,416 and 1,285,000 in 1997 and 1996, respectively.

8.    RELATED PARTY TRANSACTIONS

      The Company's cardiac catheterization facilities are available for use by the limited partners of the Company's partnerships and other qualifying cardiologists. The majority of the net patient service revenue was generated by the limited partners.

      One of the Company's Partnerships leases a facility from a limited partner. Rent expense for this lease was $148,176 and $143,150 for 1997 and 1996, respectively.

      The Company's Partnerships pay medical director fees to limited partners for services rendered. Approximately $282,000 and $272,000 in such fees were incurred in 1997 and 1996, respectively.

      One of the Company's Partnerships entered into an agreement in 1994 with the Heart Institute of Port St. Lucie, Inc. (HIPSL), a company controlled by a shareholder and director until December 29, 1995 (see Note 2), for management of the Partnership. In accordance with the management agreement, the Partnership was to pay HIPSL management fees equal to 8.1% of the Partnership's net patient service revenues. HIPSL was also reimbursed for expenses it incurred on behalf of the Partnership. During 1996 (prior to December 29, 1995), the Partnership expensed approximately $116,000 and $413,000 as management fees and reimbursements of costs, respectively, to HIPSL.

9.    COMMITMENTS AND CONTINGENCIES

      The Company conducts certain of its operations in leased facilities. Rent expense for the Company was $1,053,000 and $575,305 in 1997 and 1996, respectively.

      At June 30, 1997, minimum rental commitments under capital and operating leases were as follows:

YEAR ENDING
  JUNE 30,                                                 CAPITAL      OPERATING

  1998                                                  $   484,971    $ 1,012,167
  1999                                                      484,971      1,035,572
  2000                                                      450,505      1,002,751
  2001                                                      381,573        885,798
  2002                                                      381,573        744,352
   Thereafter                                               148,026      1,443,045
                                                        -----------    -----------
   Minimum lease payments                                 2,331,619    $ 6,123,685

   Less amounts representing interest at 11.4% to 12%      (565,797)
                                                        -----------

   Present value of net minimum lease payment             1,765,822
   Less current obligations                                (298,037)
                                                        -----------
                                                        $ 1,467,785
                                                        ===========


      The Company's investment in capital leases consisted of the following at June 30, 1997 and 1996:


                                          1997           1996

Cost of medical and other equipment   $ 3,041,878    $ 2,698,995
Accumulated depreciation               (1,122,445)      (775,336)
                                      -----------    -----------
                                      $ 1,919,433    $ 1,923,659
                                      ===========    ===========


      During 1997 and 1996, the Company entered into capital leases of $515,012 and $1,427,490, respectively, in order to acquire medical equipment and certain other items of property and equipment.

      Included in depreciation expense are charges related to capital leases.

      The Company has entered into agreements with various physicians and key employees for periods up to ten years. The agreements provide for certain annual salaries, and provide that the employees are not to compete in business related to the Company's activities during the employment period and for a period of one to ten years following the termination of the employment contracts.

      The Company's operations are significantly affected by various state and federal regulations. A change in these regulations, if it were to occur, could have an adverse effect on the Company's programs and activities.

10.   SUBSEQUENT EVENTS

      On August 15, 1997, Raytel Medical Corporation (Raytel) acquired all of the issued and outstanding common and preferred stock of the Company. In addition, Raytel entered into cancellation agreements with those holders of options to acquire the Company's common stock and holders of warrants who were not Company stockholders.


                                     ******

                           RAYTEL MEDICAL CORPORATION
                 INTRODUCTION - PRO FORMA FINANCIAL INFORMATION
                                   (UNAUDITED)


Pursuant to the Stock Purchase Agreement dated August 11, 1997 (the "Agreement"), by and between the registrant ("Raytel" or the "Company"), a Delaware corporation, and CVI, a Delaware corporation, the registrant acquired all of the issued and outstanding capital stock of CVI effective August 15, 1997 for a negotiated purchase price of approximately $21,600,000 (the "Purchase Price"). The Purchase Price was paid in cash from the registrant's available cash and short-term investments, a line of credit with BankBoston and Banque Paribas, 500,000 shares of Common Stock of the Company and contingent notes in the aggregate principal amount of $820,000. The entire Purchase Price (with the exception of the contingent notes) was paid upon the closing of the transaction and is subject to an adjustment for a decrease based upon the cash flow from operations of one of the cardiovascular diagnostic facilities operated by CVI during the twelve months following the acquisition.

The following unaudited pro forma balance sheet as of June 30, 1997 and unaudited pro forma statements of operations for the year ended September 30, 1996 (which includes results for the year ended June 30, 1996 for CVI) and the nine months ended June 30, 1997 reflect the pro forma financial condition as of June 30, 1997 and the pro forma results of operations of Raytel after giving effect to the acquisition of CVI as of the beginning of each period. The results for CVI for the period from July 1, 1996 to September 30, 1996 are not included in the pro forma statements of operations.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the financial statements of Raytel and CVI and the related notes thereto.

                           RAYTEL MEDICAL CORPORATION
                             PRO FORMA BALANCE SHEET
                                  JUNE 30, 1997
                                   (UNAUDITED)
                                 (000'S OMITTED)


                                     ASSETS

                                                                                  PRO-FORMA      PRO-FORMA
                                                      RAYTEL        CVI (1)     ADJUSTMENTS(2)  CONSOLIDATED
                                                    ---------      ---------    --------------  ------------
Current assets:
  Cash and cash equivalents                         $   5,783      $   2,463      $  (3,251)     $   4,995
  Receivables, net                                     26,225          5,303           (700)        30,828
  Prepaid expenses and other                            2,047          2,260         (1,661)         2,646
                                                    ---------      ---------      ---------      ---------
            Total current assets                       34,055         10,026         (5,612)        38,469

Investment in and advances to
  unconsolidated entities and partnerships                 33           --             --               33
Property and equipment, less accumulated
  depreciation and amortization                         9,190         11,987         (1,800)        19,377
Intangible assets, less accumulated
  amortization                                         28,691          6,257         22,932         57,880
                                                    ---------      ---------      ---------      ---------
            Total assets                            $  71,969      $  28,270      $  15,520      $ 115,759
                                                    =========      =========      =========      =========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt                 $     809      $   2,109      $    --        $   2,918
  Current portion of capital lease
    obligations                                           480            298           --              778
  Accounts payable                                      2,759            854           --            3,613
  Accrued liabilities                                   6,998          1,833          2,196         11,027
                                                    ---------      ---------      ---------      ---------
            Total current liabilities                  11,046          5,094          2,196         18,336

Long-term debt, net of current portion                  3,491         13,689         12,650         29,830
Capital lease obligations, net of current
  portion                                                 209          1,468           --            1,677
Deferred liabilities                                    1,144           --             --            1,144
Minority interest in consolidated entities                583          3,490           --            4,073
                                                    ---------      ---------      ---------      ---------
            Total liabilities                          16,473         23,741         14,846         55,060
                                                    ---------      ---------      ---------      ---------

Stockholders' equity:
  Mandatory redeemable preferred stock                   --            7,598         (7,598)          --
  Common stock                                              8           --                1              9
  Additional paid-in capital                           55,966            445          4,757         61,168
  Common stock to be issued                               943           --             --              943
  Accumulated deficit                                    (251)        (3,514)         3,514           (251)
                                                    ---------      ---------      ---------      ---------
                                                       56,666          4,529            674         61,869

  Less treasury stock, at cost                         (1,170)          --             --           (1,170)
                                                    ---------      ---------      ---------      ---------
            Total stockholders' equity                 55,496          4,529            674         60,699
                                                    ---------      ---------      ---------      ---------
            Total liabilities and stockholders'
              equity                                $  71,969      $  28,270      $  15,520      $ 115,759
                                                    =========      =========      =========      =========


        The accompanying notes are an integral part of these consolidated proforma financial statements.

                           RAYTEL MEDICAL CORPORATION
                        PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1996
                                   (UNAUDITED)
                    (000'S OMITTED, EXCEPT PER SHARE AMOUNTS)


                                                     FOR THE YEAR ENDED
                                            ----------------------------------
                                            SEPTEMBER 30, 1996   JUNE 30, 1996
                                            ------------------   -------------         PRO-FORMA          PRO-FORMA
                                                  RAYTEL             CVI (1)          ADJUSTMENTS       CONSOLIDATED
                                                 --------           --------          -----------       ------------

Revenues:
  Pacing, CEDS and Holter revenues               $ 43,649           $   --             $   --             $ 43,649
  Diagnostic imaging service revenues              19,970               --                 --               19,970
  Heart center, practice management and
       other revenues                               8,896             15,293               --               24,189
                                                 --------           --------           --------           --------
            Total revenues                         72,515             15,293               --               87,808
                                                 --------           --------           --------           --------

Costs and expenses:
  Operating costs                                  27,582              7,967               (240)            35,309
  Selling, general and administrative              28,830              3,180               --               32,010
  Depreciation and amortization                     5,590              1,688                870              8,148
                                                 --------           --------           --------           --------
            Total costs and expenses               62,002             12,835                630             75,467
                                                 --------           --------           --------           --------

  Operating income                                 10,513              2,458               (630)            12,341

Interest expense                                      514              1,332              1,520              3,366
Other expense (income)                               (591)               534               --                  (57)
Minority interest                                     762                654               --                1,416
                                                 --------           --------           --------           --------
  Income before income taxes and
      extraordinary item                            9,828                (62)            (2,150)             7,616

Provision for income taxes (benefit)                3,248               --                 (890)(6)          2,358
                                                 --------           --------           --------           --------
  Net income before extraordinary item           $  6,580           $    (62)          $ (1,260)          $  5,258
                                                 ========           ========           ========           ========

  Net income per share before
       extraordinary item                        $    .80                                                 $    .60
                                                 ========                                                 ========

Weighted average common shares and
  dilutive equivalents outstanding                  8,194                                   500              8,694
                                                 ========                              ========           ========


        The accompanying notes are an integral part of these consolidated proforma financial statements.

                           RAYTEL MEDICAL CORPORATION
                        PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE NINE MONTHS ENDED JUNE 30, 1997
                                   (UNAUDITED)
                    (000'S OMITTED, EXCEPT PER SHARE AMOUNTS)


                                           FOR THE NINE MONTHS ENDED JUNE 30, 1997
                                           ---------------------------------------     PRO-FORMA         PRO-FORMA
                                                  RAYTEL             CVI(1)           ADJUSTMENTS       CONSOLIDATED
                                                 --------           --------          -----------       ------------

Revenues:
  Pacing, CEDS and Holter revenues               $ 35,778           $   --             $   --             $ 35,778
  Diagnostic imaging service revenues              13,343               --                 --               13,343
  Heart center, practice management and
      other revenues                               11,725             19,213               --               30,938
                                                 --------           --------           --------           --------
            Total revenues                         60,846             19,213               --               80,059
                                                 --------           --------           --------           --------
Costs and expenses:
  Operating costs                                  23,961             10,418               (180)(3)         34,199
  Selling, general and administrative              22,421              3,539               --               25,960
  Depreciation and amortization                     4,487              1,607                594 (4)          6,688
                                                 --------           --------           --------           --------
            Total costs and expenses               50,869             15,564                414             66,847
                                                 --------           --------           --------           --------
  Operating income                                  9,977              3,649               (414)            13,212
Interest expense                                      358              1,345              1,000 (5)          2,703
Other expense (income)                             (2,850)                91               --               (2,759)
Minority interest                                     275                735               --                1,010
                                                 --------           --------           --------           --------
  Income before income taxes                       12,194              1,478             (1,414)            12,258
Provision for income taxes (benefit)                4,878                (21)              (753)(6)          4,104
                                                 --------           --------           --------           --------
  Net income                                     $  7,316           $  1,499           $   (661)          $  8,154
                                                 ========           ========           ========           ========
  Net income per share                           $    .82                                                 $    .86
                                                 ========                                                 ========
Weighted average common shares and
  dilutive equivalents outstanding                  8,947                                   500              9,447
                                                 ========                              ========           ========


        The accompanying notes are an integral part of these consolidated proforma financial statements.

                           RAYTEL MEDICAL CORPORATION
                   NOTES TO PRO FORMA FINANCIAL STATEMENTS AS
           OF JUNE 30, 1997 AND FOR THE YEAR ENDED SEPTEMBER 30, 1996
                (WHICH INCLUDES THE YEAR ENDED JUNE 30, 1996 FOR
                  CVI) AND THE NINE MONTHS ENDED JUNE 30, 1997
                                   (UNAUDITED)


(1) Certain amounts were reclassified from the individual CVI financial statements to conform to Raytel's format.

(2) The purchase price reflected in the pro forma balance sheet is approximately $20,750,000; which is $232,000 lower than the purchase price paid on August 15, 1997 due to the change in the value of the net assets that would have been acquired on June 30, 1997 versus the actual value of the net assets actually acquired on August 15, 1997. The adjustments reflect recording CVI assets and liabilities at their estimated fair market value at June 30, 1997 and the resultant intangible assets acquired. The value of the Raytel stock was determined based on the fair market value of such stock when the final acquisition terms were publicly announced. No adjustment has been made to the pro-forma for the stock prices in effect at that time.

(3)   Reflects an executive position that was eliminated.

(4) Reflects the amortization of purchased goodwill and the recalculated depreciation of the adjusted fixed asset values net of amounts previously recorded.

(5) Assumes that approximately $16,000,000 of the purchase price was paid for with cash from a line-of-credit.

(6) Reflects the income tax effect of pro forma adjustments affecting Raytel's results. It assumes no change in total taxes from the results of CVI, due to their net operating loss carryforwards.

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       RAYTEL MEDICAL CORPORATION



Dated: October 24, 1997                By: /s/ E. PAYSON SMITH, JR.
                                           ------------------------
                                           E. Payson Smith, Jr.
                                           Senior Vice President and Chief
                                           Financial Officer
                                           (duly authorized officer and
                                           principal financial officer)


                                       20